UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016 (October 21, 2016)

LINNCO, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2016 (the “Petition Date”), Linn Energy, LLC (“LINN Energy”), LinnCo, LLC, an affiliate of LINN Energy (the “Company”), certain of the LINN Energy’s direct and indirect subsidiaries (collectively with LINN Energy, the “LINN Debtors”), and Berry Petroleum Company, LLC (“Berry” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

On October 21, 2016, the LINN Debtors entered into the First Amended and Restated Restructuring Support Agreement (the “Amended and Restated RSA”) with (i) certain holders of LINN Energy’s 12% Senior Secured Second Lien Notes due December 2020 (such notes, the “Second Lien Notes,” and such holders, the “Consenting Second Lien Noteholders”); (ii) certain holders of LINN Energy’s unsecured notes (such notes, the “Unsecured Notes,” such holders of the Unsecured Notes, the “Consenting Unsecured Noteholders,” and together such Consenting Unsecured Noteholders with the Consenting Second Lien Noteholders, the “Consenting Noteholders”); and certain lenders (the “Consenting LINN Lenders,” and together with the Consenting Noteholders, the “Consenting Creditors”) under LINN Energy’s Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 (the “LINN Credit Agreement”). The Amended and Restated RSA amends and restates that certain restructuring support agreement dated as of October 7, 2016 (the “Original RSA”), by and among the LINN Debtors and the Consenting Noteholders, which was previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2016. In addition, the Amended and Restated RSA replaces and supersedes that certain restructuring support agreement with certain of the Consenting LINN Lenders, dated as of May 10, 2016, with respect to the terms of the restructuring of the LINN Debtors, which was previously disclosed in a Current Report on Form 8-K filed with the Commission on May 11, 2016.

The Amended and Restated RSA sets forth, subject to certain conditions, the commitment of the LINN Debtors and the Consenting Creditors to support a comprehensive restructuring of the LINN Debtors’ long-term debt (the “Restructuring”). The Restructuring will be effectuated through the Proposed Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates (the “Plan”) filed with the Court on October 21, 2016.

Other than as provided below, the majority of the terms of the Amended and Restated RSA are substantially identical to those set forth in the Original RSA. The Amended and Restated RSA includes limited changes to the treatment of claims under the LINN Credit Agreement, including that such claims will be allowed as fully secured claims under the Plan and will not be subject to off-set, avoidance, recharacterization, recoupment, or subordination. Further, the Amended and Restated RSA provides that holders of claims under the LINN Credit Agreement will receive, as part of the Plan, (i) a cash paydown equal to the sum of (a) $500 million from cash equity contributions at the closing of the take-back debt facility, plus (b) other amounts from LINN’s cash on hand (net of Chapter 11 and transaction expenses) consistent with the Plan and subject to anti-cash hoarding provisions in the take-back debt facility, and (ii) a take-back debt facility on the terms and conditions set forth in the Amended and Restated RSA.

The foregoing description of the Amended and Restated RSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated RSA attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	First Amended and Restated Restructuring Support Agreement, dated as of October 21, 2016, by and among the Linn Debtors and the supporting parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

October 27, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	First Amended and Restated Restructuring Support Agreement, dated as of October 21, 2016, by and among the Linn Debtors and the supporting parties thereto.